UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

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Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

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This filing contains a press release issued by Barnwell Industries, Inc., dated January 11, 2021.

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Barnwell Industries, Inc. Reports Receipt of Notice of Nominations and Formation of Special Committee; Provides Business Update

HONOLULU, HAWAII, January 11, 2021 -- Barnwell Industries, Inc. (NYSE American: BRN) (“Barnwell”, the “Company”) announced today that it has received notice of director nominations for election at the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) from Ned L. Sherwood, Bradley M. Tirpak and MRMP-Managers LLC, who also jointly nominated directors for election at Barnwell’s 2020 annual meeting of stockholders.

Mr. Alexander C. Kinzler, Chief Executive Officer and President, commented, “In response to the receipt of notice, the Barnwell Board has created a special committee comprised of Peter J. O’Malley, chairman, Kenneth S. Grossman and Robert J. Inglima, Jr., each of whom is an independent director, for the purpose of considering various matters relating to the potential of another proxy contest initiated by Messrs. Sherwood, Tirpak and MRMP-Managers LLC in connection with the 2021 Annual Meeting. The Company intends to provide updates if and when necessary, in accordance with applicable securities laws.”

Mr. O’Malley, chairman of the special committee, commented that “While it is unfortunate that the stockholder group has commenced an election contest for the second year in a row, the special committee intends to engage with the stockholder group to see if a costly and disruptive fight can be avoided so that the Barnwell Board can remain focused on enhancing value for stockholders.”

Separately, the Company announced that two additional developer lots closed in December 2020 at Kaupulehu, North Kona, Hawaii, in consideration for which the Company’s Kaupulehu Developments venture received $485,000 in percentage of sales payments ($320,000 net to the Company) and the Company received cash distributions of $1,712,000, which includes an additional preferred return payment of $459,000. These transactions will be reflected in the Company’s financials for the quarter ended December 31, 2020.

About Barnwell Industries, Inc.

Barnwell Industries, Inc. and its subsidiaries are principally engaged in oil and natural gas exploration, development, production and sales in Canada; investing in leasehold interests in real estate in Hawaii; and well drilling services and water pumping system installation and repairs in Hawaii.

Additional Information

Barnwell intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2021 Annual Meeting. Details concerning the nominees of Barnwell's Board of Directors for election at the 2021 Annual Meeting will be included in the proxy statement. BARNWELL STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Barnwell with the SEC without charge from the SEC’s website at www.sec.gov or by contacting Morrow Sodali LLC, Barnwell’s proxy solicitor, at:

(800) 662-5200 (toll-free in North America)
+1 (203) 658-9400 (outside of North America)
BRN@investor.morrowsodali.com

Certain Information Regarding Participants

Barnwell, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Barnwell’s stockholders in connection with the matters to be considered at the 2021 Annual Meeting. Information regarding the ownership of Barnwell’s directors and executive officers in Barnwell stock is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in Barnwell’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Safe Harbor for Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those described in “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020 and subsequent filings with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved.  All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release.  The Company does not undertake any obligation to update or revise these forward-looking statements except as required by law.

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